UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 25, 2015

BAZAARVOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300
Austin, Texas 78746-3211
(Address of principal executive offices, including zip code)

(512) 551-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On August 31, 2015, Bazaarvoice, Inc. issued a press release reporting its results of operations for the quarter ended July 31, 2015. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02    Departure of Directors of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Named Executive Officer

On August 25, 2015, the Company and Kelly Connery, the Company’s Chief Revenue Officer, mutually agreed on terms upon which Mr. Connery would resign his position with the Company effective as of September 4, 2015. The terms of such agreement were documented in a separation agreement and release by and between Mr. Connery and the Company.

Consulting Agreement with Kelly Connery

In connection with the separation agreement and release, Mr. Connery has entered into a consulting agreement with the Company for a six month period beginning September 4, 2015 and ending February 29, 2016. During the term of the consulting agreement, the Company will pay Mr. Connery $26,000 per month. All outstanding equity awards held by Mr. Connery shall continue to vest during the term of the consulting agreement.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Bazaarvoice, Inc. Press Release dated August 31, 2015.

The information furnished in this Current Report under Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities of Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Kin Gill
Kin Gill Chief Legal Officer, General Counsel and Secretary

Date: August 31, 2015

EXHIBIT INDEX

Exhibit No.    Description

99.1	Bazaarvoice, Inc. Press Release dated August 31, 2015